Martin Marion
                                1 McGill, Apt 807
                              Montreal, QC H2Y 4A3

August 17, 2004

Cobalis Corp.
2445 McCabe Way 150
Irvine, CA 92614

QUARTERLY STATEMENT/INVOICE FOR PROFESSIONAL SERVICES- INVOICE #304.02
----------------------------------------------------------------------

For professional marketing services rendered as agreed (development or product introduction strategy, development of web and marketing materials, development of pharma presentations, participation in pharma presentations, participation in Phase III protocol planning):

Outstanding                                                  Hours
-------------------------------------------------------------------

Week ending 5/7/04                                           14.00

Week ending 5/14/04                                          18.25

Week ending 5/21/04                                          16.25

Week ending 5/28/04                                          18.50

Week ending 6/04/04                                          21.00

Week ending 6/11/04                                          20.00

Week ending 6/18/04                                          12.25

Week ending 6/25/04                                          13.50

Week ending 7/02/04                                          18.25

Week ending 7/09/04                                          16.00

Week ending 7/16/04                                          15.50

Week ending 7/23/04                                          17.50

Total hours provided:                              201 hours total

Total Due @ $150/hour:                                $30,150.00
-------------------------------------------------------------------------------

Thank you for your prompt attention to this statement.